Exhibit 99.1

Calix Releases Second Quarter 2026 Financial Results

SAN JOSE, California – July 20, 2026 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for its second quarter of 2026, which have been posted as a letter to stockholders to the investor relations section of its website. Please visit the Calix investor relations website at https://investor-relations.calix.com to view the letter to stockholders.

A conference call to discuss these results with President and CEO Michael Weening and CFO Cory Sindelar will be held tomorrow, July 21, 2026, at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time.

Interested parties may listen to a live webcast of the conference call by visiting the Events section of the Calix Investor Relations website. The live conference call will be available by dialing (877) 407-4019, or international (201) 689-8337, with conference ID# 13761349. Participants may also click this link for instant telephone access to the event. The link will become active approximately 15 minutes prior to the start of the conference call. The conference call and webcast will include forward-looking information.

A webcast replay of the conference call will be available following its completion and will be archived on the Calix Investor Relations website.
About Calix
Calix, Inc. (NYSE: CALX) is an AI platform company that enables service providers to transform their operations and accelerate delivery of differentiated experiences—so they can compete and win in the markets and communities they serve.

Through the AI-native Calix One platform, service providers can securely and privately activate agentic-AI alongside their human teams to acquire new subscribers, grow existing subscriber revenue, and build loyalty across residential, business, municipal, and MDU markets. More than 1,200 customers of all sizes leverage the Calix One platform, which has evolved over 15 years at an investment of more than $2 billion.

Calix innovation cycles are underpinned by a strong financial balance sheet and a people first culture that routinely earns broad industry recognition—winning 81 culture and innovation awards since 2025 alone, as well as Fortune’s 100 Best Companies to Work For® in 2026.
Category: Financial

Investor Inquiries:
Nancy Fazioli
VP, Investor Relations
InvestorRelations@calix.com
(669) 308-3901